Exhibit 99.1


     Ark Restaurants Announces Financial Results for the Second Quarter and
                         Six Months Ended April 1, 2006


     NEW YORK--(BUSINESS WIRE)--May 16, 2006--Ark Restaurants Corp. (NASDAQ:ARKR) today reported financial results for the second quarter and six month periods ended April 1, 2006.
     For the three months ended April 1, 2006, the Company's income from continuing operations was $14,000, or $0.00 per share ($0.00 per diluted share), compared to $267,000, or $0.08 per share ($0.07 per diluted share), for the same period last year. Income from continuing operations for the three months ended April 1, 2006 was negatively impacted by the Company being required to recognize $187,000 of non-cash compensation expense with regard to the Company's share-based compensation plan and, in addition, the pre-opening and early operating losses of $421,000 experienced by the Company's Gallagher's Steakhouse and Luna Lounge, both located at the Resorts Atlantic City Hotel and Casino in Atlantic City, New Jersey. These facilities opened in late December 2005 and became cash flow positive in late April 2006.
     Michael Weinstein, Chairman, President and CEO of Ark Restaurants Corp., stated "Our results for the quarter show a stronger base of business. Excluding the impact of the additional compensation expense associated with our share-based compensation plan and the pre-opening and early operating losses at our Atlantic City locations, income from continuing operations would have been $415,000, or $0.12 per share ($0.12 per diluted share), for the quarter ended April 1, 2006 compared to $267,000, or $0.08 per share ($0.07 per diluted share), for the same period last year. Our operations in New York, Florida and at the New York-New York Hotel & Casino Resort in Las Vegas all compare favorably to the same period last year."
     Total revenues from continuing operations for the three month period ended April 1, 2006 were $25.6 million versus $24.2 million in the same period last year. Revenues from the Company's Las Vegas operations represented 64.5% of the Company's total revenues from continuing operations during the three-month period ended April 1, 2006. Compared to the same period last year, same store sales in the Company's New York City operations increased by 10.1%, same store sales in the Company's Washington D.C. operations decreased by 0.7% and same store sales in the Company's Las Vegas operations decreased by 1.3%. With regard to same store sales in the Company's Las Vegas operations, same store sales at the New York-New York Hotel & Casino Resort increased by 3.3% and same store sales at the Venetian Casino Resort decreased by 14.6% compared to the same period last year.
     Although the Company does not report the sales or the financial results of the Company's Florida operations (the Company derives income from a management fee arrangement in part based on sales), same store sales at the Company's Florida operations increased by 16.0% compared to the same three month period last year. Sales at the Company's Florida operations totaled $2,889,000 during the three month period ended April 1, 2006.
     For the six months ended April 1, 2006, the Company's income from continuing operations was $1,206,000, or $0.35 per share ($0.34 per diluted share), compared to $1,593,000, or $0.47 per share ($0.45 per diluted share), for the same period last year. Income from continuing operations for the six months ended April 1, 2006 was, likewise, negatively impacted by the Company being required to recognize $374,000 of non-cash compensation expense with regard to the Company's share-based compensation plan and, in addition, the pre-opening and early operating losses of $447,000 experienced by the Company's Gallagher's Steakhouse and Luna Lounge.
     Excluding the impact of the additional compensation expense associated with our share-based compensation plan and the pre-opening and early operating losses at our Atlantic City locations, income from continuing operations would have been $1,748,000, or $0.50 per share ($0.49 per diluted share), for the six months ended April 1, 2006 compared to $1,593,000, or $0.47 per share ($0.45 per diluted share), for the same period last year.
     Total revenues from continuing operations for the six month period ended April 1, 2006 were $53.0 million versus $50.8 million in the same period last year. Revenues from the Company's Las Vegas operations represented 60.1% of the Company's total revenues from continuing operations during the six month period ended April 1, 2006. Compared to the same period last year, same store sales in the Company's New York City operations increased by 13.4%, same store sales in the Company's Washington D.C. operations increased by 1.6% and same store sales in the Company's Las Vegas operations decreased by 2.3%. With regard to same store sales in the Company's Las Vegas operations, same store sales at the New York-New York Hotel & Casino Resort increased by 1.4% and same store sales at the Venetian Casino Resort decreased by 13.2% compared to the same period last year.
     Same store sales at the Company's Florida operations increased by 8.4% compared to the same six month period last year. Sales at the Company's Florida operations totaled $5,171,000 during the six month period ended April 1, 2006.
     EBITDA from continuing operations for the three month period ended April 1, 2006 was $839,000 versus $1,031,000 during the same three month period last year. EBITDA from continuing operations for the three month period ended April 1, 2006 was, likewise, negatively impacted by the Company being required to recognize a non-cash compensation expense with regard to the Company's share-based compensation plan and the pre-opening and early operating losses experienced by the Company's Gallagher's Steakhouse and Luna Lounge.
     Excluding the impact of the additional compensation expense associated with our share-based compensation plan and the pre-opening and early operating losses at our Atlantic City locations, EBITDA from continuing operations would have been $1,447,000 for the three months ended April 1, 2006 compared to $1,031,000 during the same three month period last year.
     EBITDA from continuing operations for the six month period ended April 1, 2006 was $3,399,000 versus $3,695,000 during the same six-month period last year. EBITDA from continuing operations for the six month period ended April 1, 2006 was, likewise, negatively impacted by the Company being required to recognize a non-cash compensation expense with regard to the Company's share-based compensation plan and the pre-opening and early operating losses experienced by the Company's Gallagher's Steakhouse and Luna Lounge.
     Excluding the impact of the additional compensation expense associated with our share-based compensation plan and the pre-opening and early operating losses at our Atlantic City locations, EBITDA from continuing operations would have been $4,220,000 for the six months ended April 1, 2006 compared to $3,695,000 during the same six-month period last year.
     The Company had a net loss of $151,000 in the three month period ended April 1, 2006 compared to net income of $554,000 in the same three month period last year. In the three month period in the previous year, net income was positively impacted by a $644,000 gain realized on the sale of the Company's America restaurant in New York City. Net income for the three month period ended April 1, 2006 was negatively impacted by the Company being required to recognize a non-cash compensation expense with regard to the Company's share-based compensation plan and the pre-opening and early operating losses experienced by the Company's Gallagher's Steakhouse and Luna Lounge.
     Excluding the impact of the gain realized on the sale of the our America restaurant during last years' second quarter and the impact of the additional compensation expense associated with our share-based compensation plan and the pre-opening and early operating losses at our Atlantic City locations in the current quarter, net income for the three month period ended April 1, 2006 would have been $250,000 compared to $98,000 during the same three month period last year.
     Net income for the six-month period ended April 1, 2006 was $765,000 compared to $1,739,000 during the same six-month period last year. In the six month period in the previous year, net income was positively impacted by a gain realized on the sale of the Company's America restaurant in New York City. Net income for the six month period ended April 1, 2006 was, likewise, negatively impacted by the Company being required to recognize a non-cash compensation expense with regard to the Company's share-based compensation plan and the pre-opening and the early operating losses experienced by the Company's Gallagher's Steakhouse and Luna Lounge.
     Excluding the impact of the gain realized on the sale of the our America restaurant during the six months ended April 2, 2005 and the impact of the additional compensation expense associated with our share-based compensation plan and the pre-opening and early operating losses at our Atlantic City locations, net income for the six month period ended April 1, 2006 would have been $1,307,000 compared to $1,283,000 during the same six month period last year.
     During the quarter, the Company entered into an agreement to operate a marketplace style restaurant known as the Fifth Street Cafe in the newly expanded poker room at the Foxwoods Resort Casino, the world's largest casino resort, in Mashantucket, Connecticut. The Fifth Street Cafe opened on March 17, 2006. In addition, in May 2006, the Company entered into an agreement to operate a fast-casual restaurant in the Bingo Hall at the Foxwoods Resort Casino. This restaurant opened on May 15, 2006. The Company has partners in these two ventures who assumed the financial risk. The Company anticipates entering into an agreement to operate at least one more facility at the Foxwoods Resort Casino during this year's third quarter.
     As of April 1, 2006, the Company had no long-term debt and a cash balance of $1,589,000. Also as of April 1, 2006, the Company had a short-term receivable in the amount of $1,350,000 for funds advanced in connection with the Company's opening the Fifth Street Cafe at the Foxwoods Resort Casino which have since been returned to the Company by the Company's partners in this venture.

     About Ark Restaurants

     Ark Restaurants owns and operates 23 restaurants and bars, 26 fast food concepts, catering operations and wholesale and retail bakeries. Eight restaurants are located in New York City, four are located in Washington, D.C., nine are located in Las Vegas, Nevada, and two are located in Atlantic City, New Jersey. The Las Vegas operations include three restaurants within the New York-New York Hotel & Casino Resort and operation of the hotel's room service, banquet facilities, employee dining room and nine food court concepts; four restaurants and bars within the Venetian Casino Resort as well as four food court concepts. In Las Vegas, the Company also owns and operates one restaurant within the Forum Shops at Caesar's Shopping Center and one restaurant at the Neonopolis Center at Fremont Street. The Florida operations under management include five fast food facilities in Tampa, Florida and eight fast food facilities in Hollywood, Florida, each at a Hard Rock Hotel and Casino operated by the Seminole Indian Tribe at these locations. In Atlantic City, New Jersey, the Company operates a restaurant and a bar in the Resorts Atlantic City Hotel and Casino.

     About Foxwoods

     Foxwoods Resort Casino, owned by the Mashantucket Pequot Tribal Nation, is the world's largest casino resort with nearly 5 million square feet of exhilarating entertainment, gaming, dining, shopping, and resort experiences, all under one roof. Honored with 47 "Best Of" Awards by the readers of Casino Player Magazine as well as AAA 4-Diamond Awards for both its Paragon Restaurant and Grand Pequot Tower Hotel, Foxwoods is recognized as an incomparable entertainment destination. With more than 50 restaurants, retail shops and nightclubs throughout its airy glass enclosed concourse, every imaginable amenity is available for leisure and business guests. Foxwoods features 1,400 luxury hotel rooms and suites, 55,000 square feet of superior meeting space as well as world class entertainment in its 1,400 seat Fox Theatre. Six distinctive casinos with over 7,400 slot machines, 380 table games, the largest poker room on the East Coast, High Stakes Bingo and the Ultimate Racebook offer visitors the gaming experiences of a lifetime. Foxwoods is the premier resort destination in the Northeast and recently completed a $300 million expansion adding a visually stunning Hard Rock Cafe, a world-class golf destination, Lake of Isles, featuring two Rees Jones designed courses as well as clubhouse facilities and private villas, and additional gaming, retail, nightlife and dining experiences. An additional $700 million development project was recently announced that will add a new 825 room hotel tower with an expanded spa, 115,000 square feet of meeting and convention space, more restaurants, nightclubs and retail, as well as a new 4,000 seat Performing Arts Theater. The development project will be completed during the summer of 2008. Conveniently located only 8 miles from Long Island Sound and Mystic, Connecticut, Foxwoods is easily accessible from Boston, New York, Hartford, Providence and Newport, R.I. For more information call 1-800-FOXWOODS or visit FOXWOODS.com.



                              ARK RESTAURANTS CORP.
                Unaudited Condensed Consolidated Income Statement
      For the 13 and 26 week periods ended April 1, 2006 and April 2, 2005
                    (In Thousands, Except per share amounts)

                                  13 weeks 13 weeks 26 weeks 26 weeks
                                     ended   ended   ended    ended
                                   April 1, April 2, April 1, April 2,
                                      2006    2005    2006    2005
                                     ------- ------- ------- -------

TOTAL REVENUES                      $25,592 $24,157 $52,954 $50,840

COST AND EXPENSES:

Food and beverage cost of sales       6,741   6,401  13,438  13,062
Payroll expenses                      9,093   8,473  18,033  17,054
Occupancy expenses                    4,064   3,729   8,296   7,769
Other operating costs and expenses    3,197   3,015   6,617   6,000
General and administrative expenses   1,839   1,734   3,561   3,555
Depreciation and amortization
 expenses                               840     673   1,619   1,494
                                     ------- ------- ------- -------

  Total costs and expenses           25,774  24,025  51,564  48,934
                                     ------- ------- ------- -------

OPERATING INCOME (LOSS)                (182)    132   1,390   1,906
                                     ------- ------- ------- -------

OTHER INCOME:

Interest income                         (22)    (28)    (47)    (53)
Other income                           (181)   (226)   (390)   (295)
                                     ------- ------- ------- -------
  Total other income                   (203)   (254)   (437)   (348)
                                     ------- ------- ------- -------

Income from continuing operations
  before income taxes                    21     386   1,827   2,254

Provision for income taxes                7     119     621     661
                                     ------- ------- ------- -------

Income from continuing operations        14     267   1,206   1,593
                                     ------- ------- ------- -------

DISCONTINUED OPERATIONS:
Income (loss) from operations of
 discontinued restaurants              (250)    405    (668)    206

Provision (benefit) for income taxes    (85)    118    (227)     60
                                     ------- ------- ------- -------

Income (loss) from discontinued
 operations                            (165)    287    (441)    146
                                     ------- ------- ------- -------

NET INCOME (LOSS)                   $  (151)$   554 $   765 $ 1,739
                                     ======= ======= ======= =======


PER SHARE INFORMATION -
 BASIC AND DILUTED:

Continuing operations basic         $   .00 $   .08 $   .35 $   .47
Discontinued operations basic       $  (.04)$   .08 $  (.13)$   .04
                                     ------- ------- ------- -------
Net basic                           $  (.04)$   .16 $   .22 $   .51
                                     ======= ======= ======= =======

Continuing operations diluted       $   .00 $   .07 $   .34 $   .45
Discontinued operations diluted     $  (.04)$   .08 $  (.12)$   .04
                                     ------- ------- ------- -------
Net diluted                         $  (.04)$   .15 $   .22 $   .49
                                     ======= ======= ======= =======


WEIGHTED AVERAGE NUMBER OF SHARES-
 BASIC                                3,462   3,433   3,462   3,414
                                     ======= ======= ======= =======

WEIGHTED AVERAGE NUMBER OF SHARES-
 DILUTED                              3,546   3,586   3,546   3,560
                                     ======= ======= ======= =======

Continuing Operations EBITDA
 Reconciliation
Pre tax earnings                    $    21 $   386 $ 1,827 $ 2,254
Depreciation and amortization           840     673   1,619   1,494
Interest                                (22)    (28)    (47)    (53)
                                     ------- ------- ------- -------

EBITDA (a)                          $   839 $ 1,031 $ 3,399 $ 3,695
                                     ======= ======= ======= =======


(a) EBITDA is defined as earnings before interest, taxes, depreciation and amortization and cumulative effect of changes in accounting principle. Although EBITDA is not a measure of performance or liquidity calculated in accordance with generally accepted accounting principles (GAAP), the Company believes the use of the non-GAAP financial measure EBITDA enhances an overall understanding of the Company's past financial performance as well as providing useful information to the investor because of its historical use by the Company as both a performance measure and measure of liquidity, and the use of EBITDA by virtually all companies in the restaurant sector as a measure of both performance and liquidity. However, investors should not consider this measure in isolation or as a substitute for net income, operating income, cash flows from operating activities or any other measure for determining the Company's operating performance or liquidity that is calculated in accordance with GAAP, it may not necessarily be comparable to similarly titled Measures employed by other companies. A reconciliation of EBITDA to the most comparable GAAP financial measure, net income, is included above.



    CONTACT: Ark Restaurants Corp.
             Robert Towers, 212-206-8800
             bob@arkrestaurants.com